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                                                                      EXHIBIT 23









                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51641) pertaining to the U.S. Bancorp 401(k) Savings Plan of U.S. Bancorp of our report dated June 21, 2000, with respect to the financial statements and schedules of the U.S. Bancorp 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

                                                       /s/Ernst & Young LLP


Minneapolis, Minnesota
June 21, 2000